                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934
                        Date of Report--August 15, 1996

                            STREAMLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

     0-12046                                              95-3093858
(Commission File Number)                  (I.R.S. Employer Identification No.)

21329 Nordhoff Street
Chatsworth, California                                       91311
(Address of principal executive offices)                   (Zip Code)


                                          Copy to:
LEE N. HILBERT                            BRIAN G. CARTWRIGHT, ESQ.
Chief Financial Officer
StreamLogic Corporation                   Latham & Watkins
21329 Nordhoff Street                     633 West Fifth Street Suite 4000
Chatsworth, California 91311              Los Angeles, California 90071
(818) 701-8400                            (213) 485-1234

                                          (Name, address, including zip code,
                                          and telephone number, including area
                                          code, of agent for service)

                            StreamLogic Corporation

                           Current Report on Form 8-K
                                August 15, 1996

                               Table of Contents

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Item 5.  Other Events                                                       3

Item 7.  Financial Statements and Exhibits                                  3

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                                      -2-
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Item 5. Other Events


In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, StreamLogic Corporation (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward looking statements of the Company made by, or on behalf of the Company.

Item 7. Financial Statements and Exhibits

The following is filed as an Exhibit to this Report.
Exhibit 99

DESCRIPTION

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STREAMLOGIC CORPORATION



Date: August 15, 1996                     By: /s/ Lee N. Hilbert
                                          --------------------------
                                          Lee N. Hilbert
                                          Chief Financial Officer

                                                                     Exhibit 99

Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private
--------------------------------------------------------------------------------
                    Securities Litigation Reform Act of 1995
                    ----------------------------------------

StreamLogic Corporation desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in StreamLogic's prior SEC filings.

StreamLogic wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, StreamLogic's actual results and could cause StreamLogic's actual consolidated results for the second quarter of fiscal 1997, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of,
StreamLogic:

CUSTOMER  CONCENTRATION

     For the three-month period ended June 28, 1996, three customers, Peripheral Technology Group, Ingram Micro and Micropolis (S) Pte Ltd ("MPL"), accounted for 15%, 11% and 21% of the Company's net sales, respectively. Ingram Micro has been and is anticipated to continue to be a significant customer for the products comprising the FWB hardware business acquired by StreamLogic effective July 1, 1996. MPL became a customer as a European distributor effective March 29, 1996 under the European Distribution Handling Agreement between the Company and MPL. The Company and MPL elected to terminate the European Distribution Handling Agreement effective August 2, 1996, at which time the Company began shipping directly to other European distribution customers. Accordingly, MPL is no longer a customer. The Company has no long-term purchase commitments from its customers. Customers may cancel their orders under certain circumstances. There can be no assurance that orders from existing customers, including the Company's principal customers, will continue at their historical levels, or that the Company will be able to obtain orders from new customers. In addition, there can be no assurance that existing customers, including the Company's principal customers, will not develop their own storage solutions internally and as a result reduce or eliminate purchases from the Company. Loss of one or more of the Company's current customers, particularly a principal customer, or cancellation or rescheduling of orders already placed, could materially and adversely affect the Company's operating results.

SUPPLIER AND COMPONENT DEPENDENCE

     The Company depends heavily on its suppliers to provide high quality materials on a timely basis and at reasonable prices. Although many of the components for the Company's products are available from several sources at competitive prices, certain of the disk drives used in its products are purchased by the Company from a single source. Furthermore, because of increased industry demand for many of those components, their manufacturers may, from time to time, not be able to make delivery on orders on a timely basis. In addition, manufacturers of components on which the Company relies may choose for numerous reasons not to continue to make components, or the next generation of those components, available to the Company.

     Effective March 29, 1996 the Company and MPL have entered into an OEM supply agreement. Among other things, the OEM Supply Agreement allows StreamLogic to buy at prices equal to or slightly lower than the most favored OEM customer of MPL. StreamLogic must offer all its disk drive business and requirements to MPL on a right-of-first-refusal basis, subject to the ability of MPL to meet certain quality, delivery and other standards. The agreement has an initial two-year term, after which it may be renewed annually by mutual agreement.

     There can be no assurance that the Company will be able to obtain, at all or on a timely basis, all of the components it requires. If the Company cannot obtain essential components as required, the Company could be unable to meet demand for its products, thereby materially adversely affecting its operating results and allowing competitors to gain market share. In addition, scarcity of such components could result in cost increases and adversely affect the Company's operating results.

COMPETITION

     The market for all levels of RAID disk arrays and related products is highly competitive and characterized by price erosion over the life of a product. Competitors in the Company's markets include other disk array manufacturers, systems integrators that market computer systems containing general purpose RAID disk arrays, companies offering standard computer systems with video specific software and companies offering specially designed video server systems. Such competitors often offer systems at lower prices than those offered by the Company and the Company must compete on the basis of product performance in specific applications. Many of these competitors have greater financial, manufacturing and marketing resources than those of the Company.

     The Company's ability to compete successfully depends upon its ability to continue to develop high performance products that obtain market acceptance and can be sold at increasingly competitive prices. Although the Company believes that its disk array products have certain competitive advantages, there can be no assurance that the Company will be able to compete successfully in the future or that other companies may not develop products with greater performance and thus reduce the demand for the Company's product. Furthermore, as more companies enter the disk array market, the Company may encounter increased price competition for such products which could materially and adversely affect the Company's operating results. Also, the Company's OEM customers and other manufacturers could develop their own disk arrays or could integrate competitive disk arrays into their systems rather than the Company's products, which could materially and adversely affect the Company's operating results.

NEW PRODUCTS

     Markets for the Company's products are characterized by rapidly changing technology, evolving industry standards and relatively short product life cycles. The Company's ability to compete successfully will depend on its ability to enhance its existing products and introduce new products on a timely and cost-effective basis. There can be no assurance that the Company will be successful in introducing such new products or enhancements. Delays in product enhancements and developments or the failure of the Company's new products or enhancements to gain market acceptance would have an adverse effect on the Company's business and operating results. In addition, there can be no assurance that new products or technologies developed by others, or the emergence of new industry standards, will not render the Company's products or technologies noncompetitive or obsolete. Despite testing, new products may be affected by quality, reliability or interoperability problems, which could result in returns, delays in collecting accounts receivable, unexpected service or warranty expenses, reduced orders, and a decline in the Company's competitive position.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

     The Company has experienced and expects to continue to experience significant fluctuations in its quarterly operating results due to a variety of factors. Such factors may include but are not limited to the acquisition of the FWB hardware business as of July 1, 1996, the timing of receipt and shipment of significant orders, the cost and timing of new product releases and product enhancements by the Company and its competitors, variations in the Company's product mix, market acceptance of new or enhanced versions of the Company's products, changes in pricing and promotion policies by the Company and its competitors, the cost and availability of disk drives and other key components, and general economic conditions. Quarterly sales depend on the volume and timing of orders received during a quarter, which are difficult to forecast. The Company's expenses during a quarter are based, in part, on its expectations as to customer demand for its products. Demand falling below expectations in any quarter could have a material adverse effect on operating results. In addition, the need for continued expenditures for research and development, marketing and customer service and support would make it difficult for the Company to reduce its expenses in a particular quarter if the Company's sales forecasts for such quarter were not met.

INTERNATIONAL OPERATIONS

     Net sales to customers outside the United States accounted for approximately 34% of net sales in the three months ended June 28, 1996. The Company expects that international sales will continue to represent a significant portion of the Company's net sales. Sales to customers outside the United States are subject to risks, including the imposition of governmental controls, the need to comply with a wide variety of foreign and United States import and export laws, political and economic instability, trade restrictions, changes in tariffs and taxes, longer payment cycles typically associated with international sales, and the greater difficulty of administering business overseas. In addition, fluctuations in the value of foreign currencies relative to the U.S. dollar could make the Company's products less price competitive and, since the Company denominates certain of its sales in foreign currencies, losses could result from foreign currency transactions. Furthermore, although the Company endeavors to meet technical standards established by foreign regulatory bodies, there can be no assurance that the Company will be able to comply with changes in foreign standards in the future. The inability of the Company to design products to comply with foreign standards could have a material adverse effect on the Company. In addition, the laws of certain foreign countries may not protect the Company's intellectual property to the same extent as do the laws of the United States.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant degree upon the continued contributions of key personnel, many of whom would be difficult to replace and are not subject to noncompetition agreements. If any of these employees were to leave the Company, the Company's operating results could be materially adversely affected. The Company believes its future success will also depend, in large part, upon its ability to hire and retain highly skilled engineering, managerial, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel.

POSSIBLE  VOLATILITY OF STOCK PRICE

     The Company's Common Stock has experienced in the past, and could experience in the future, substantial price volatility as a result of a number of factors, including quarter to quarter variations in the actual or anticipated financial results of the Company, announcements by the Company, its competitors or its customers, government regulations, and developments in the industry. In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many technology companies in particular and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may affect the market price of the Company's Common Stock.

DIVIDEND POLICY

     The Company has never declared or paid any dividends on the Common Stock, and it is not contemplated that the Company will pay dividends on the Common Stock in the foreseeable future.

INTEGRATION OF ACQUIRED BUSINESS

     The Company acquired the FWB hardware business as of July 1, 1996. Such acquisition could result in amortization expenses related to goodwill and intangible assets that could adversely affect the Company's operating results. In addition, gross margins of acquired products, necessary product or technology development expenditures and other factors involved in the FWB hardware business or any other acquired business could result in dilution to the Company's earnings. Such acquisition also may involve numerous other risks, including difficulties in the assimilation of the operations and products of the acquired business, dependence on new products and processes, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited direct prior experience, the potential loss of key employees of the acquired business and difficulties in attracting additional key employees necessary to absorb added management responsibilities. The Company has commenced a number of programs to integrate the FWB hardware business into that of StreamLogic, including the relocation of certain of its office and possibly manufacturing space and the upgrading of its internal computer systems. If the Company is unable to manage the assimilation process effectively or hire and retain qualified personnel, the Company's business and operating results could be materially and adversely affected. No assurance can be given as to the effect of this or any future acquisition on the Company's business or operating results.

PROPOSED TENDER OFFER

     On June 17, 1996 the Company announced an agreement (the "Bond Agreement") in principle with Loomis Sayles & Co., L.P. ("Loomis Sayles"), an entity which advises investors that collectively hold approximately 79% of the Company's $75 million issue of 6% Convertible Subordinated Debentures (the "Debentures") to exchange such Debentures for a package of cash, common stock and warrants to purchase common stock. Pursuant to the Bond Agreement, the Company plans to commence a tender offer for the Debentures during August 1996. In the tender offer, the Company will offer to exchange its Debentures such that, for each $1,000 face amount of debentures tendered, the holders will receive (a) $233.33 in cash, (b) $520 in StreamLogic Common Stock, and (c) warrants to purchase 40 shares of StreamLogic Common Stock at an initial exercise price of 150% of market value of the Common Stock as defined in the Bond Agreement. The exercise price of the warrants is subject to downward adjustment in certain circumstances, and contains antidilution adjustments. The Company believes shareholder approval is required pursuant to Nasdaq rules and regulations, and accordingly, such shareholder approval is being sought.

     The obligations of the holders advised by Loomis Sayles to participate in the tender offer under the Bond Agreement are subject to various conditions including, without limitation, satisfaction of all necessary regulatory requirements, 95% participation by bond holders, and the average price of StreamLogic's Common Stock for the five trading days immediately prior to the expiration of the tender offer falling within the range of $4.00 to $7.50. As a result, there can be no assurance that the tender offer will be consummated. Offers to exchange the Debentures will be made only pursuant to the tender offer, and no offer is being made at this time.

     If the holders of 100% of the outstanding debentures accept the exchange, the Company would exchange the debentures for (a) $17.5 million in cash, (b) issue between 5.2 and 9.8 million shares of Common Stock, and (c) issue warrants to purchase approximately 3.0 million shares of Common Stock, therefore, the transaction would increase the Company's net tangible assets by more than $50 million.

     Control by Principal Shareholder

     If such exchange is consummated at an exchange price of $4.00 per share, investors advised by Loomis Sayles would beneficially own up to 34% of the Company's then outstanding Common Stock. As a result, Loomis Sayles may be able to control matters requiring approval by the shareholders of the Company, including the election of Directors and the amendment of the Company's Certificate of Incorporation. As a shareholder, Loomis Sayles will not be prohibited from acting in its own interest in respect of, among other things, the voting or disposition of its shares of Common Stock. Loomis Sayles is not subject to any agreement restricting the sale of the Company shares it beneficially holds. Sales of substantial amounts of shares of Common Stock in the public market after the offering hereby could adversely affect the market price of the Company's Common Stock.

     Failure of Tender Offer to be Consummated

     If the tender offer is not consummated on the terms of the Bond Agreement, the Company intends to seek to renegotiate the Bond Agreement with Loomis Sayles; however, there can be no assurance that such an agreement will be reached, or that such agreement will not be on terms less favorable to holders of the Common Stock than the terms of the Bond Agreement as a result of greater dilution to the current holders of Common Stock, greater cash payments, or otherwise. Failure to reach an agreement with Loomis Sayles could result in the delisting of the Common Stock from the Nasdaq National Market ("Nasdaq NMS"). The Company currently does not meet the net tangible assets requirement for continued inclusion on the Nasdaq NMS, and Nasdaq's grant of the Company's request for continued inclusion of the Common Stock on the Nasdaq NMS is conditioned upon consummation of the tender offer by October 4, 1996. If the Common Stock is delisted from the Nasdaq NMS and the Company cannot obtain listing elsewhere, trading, if any, in the Company's Common Stock may thereafter be conducted in the over-the-counter market, and the Company's Common Stock quoted in the so-called "pink sheets" or, if then available, the "OTC Bulletin Board Service." As a result, it could be more difficult to trade, or to obtain accurate quotations as to the value of, the Company's Common Stock, and the spread between the "bid" and "ask" prices for the Company's Common Stock could materially increase. In addition, the sale of the Common Stock could become subject to a Commission rule that imposes various sales practices on sales of securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may have an adverse effect on the ability of the broker-dealer to sell the Common Stock on behalf of its customers. Such adverse effects could have a material adverse effect on the Company's ability to access equity capital markets in the future.

     In addition, if the Company were unable to reach an agreement for the restructuring of the Debentures with Loomis Sayles, the Company would remain obligated to make semi-annual interest payments of $2.25 million, as well as annual sinking fund payments of $3.75 million beginning on March 15, 1997, on the Debentures. Furthermore, failure to reach an agreement with Loomis Sayles may result in a situation in which the Company would suspend payment on the Debentures in an effort to expedite a resolution of the restructuring of such indebtedness. In such an event, the holders of the Debentures would have the right to accelerate the maturity of the Debentures, which could result in the commencement of bankruptcy proceedings.

ANTI-TAKEOVER PROVISIONS

     The Company has adopted a stockholder rights plan designed to deter potentially coercive takeover attempts. In addition, the Company has authorized a class of preferred stock, issuable in series with such rights, preferences, privileges and restrictions as the Board of Directors may determine without any further stockholder approval. These provisions could have the effect of delaying or preventing a change in control or other corporate action.